EXHIBIT 23




                        CONSENT OF INDEPENDENT ACCOUNTS





We consent to the incorporation by reference in the registration statement of ARTRA GROUP Incorporated on Form S-8 (File No. 2-61375) of our report dated February 1, 1999 on our audits of the consolidated financial statements and financial statement schedules of ARTRA GROUP Incorporated as of December 31, 1998 and December 31, 1997, and for each of the three fiscal years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP


Chicago, Illinois
February 1, 1999